UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

July 28, 2005
Date of Report (Date of earliest event reported)

HAGGAR CORP.
(Exact name of registrant as specified in the charter)

NEVADA	0-20850	75-2187001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11511 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(zip code)

(214) 352-8481
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On July 28, 2005, the primary operating subsidiary of Haggar Corp. (the “Registrant”), Haggar Clothing Co. (“HCC”), delivered notice to J. M. Haggar, III, Chairman of the Board of Directors and Chief Executive Officer of the Registrant, and Frank D. Bracken, President, Chief Operating Officer and member of the Board of Directors of the Registrant, that the term under the executive employment agreement entered by each executive with HCC would not be extended for an additional one year beyond the two years currently remaining under each agreement’s term.

Mr. Haggar’s and Mr. Bracken’s executive employment agreements each operate pursuant to three year terms that as of the expiration of the first year in the term may be extended on August 30 of each year for an additional year, unless HCC notifies the executive that such one-year extension will not occur.  Pursuant to the notice delivered to Messrs. Haggar and Bracken on July 28, 2005, the term under each of their executive employment agreements will expire as of August 30, 2007.

Notice was provided in connection with the Registrant’s continuing corporate governance efforts and its desire to limit employment agreements with executive officers to a maximum term of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 3, 2005

HAGGAR CORP.
(Registrant)
By:	/s/ John W. Feray
John W. Feray
(Chief Accounting Officer)